EXHIBIT 10.2

AMENDMENT OF THE BOSTON SCIENTIFIC CORPORATION
AMENDED AND RESTATED
2006 GLOBAL EMPLOYEE STOCK OWNERSHIP PLAN

WHEREAS, Boston Scientific Corporation (the “Company”) has established and maintains the Amended and Restated 2006 Boston Scientific Corporation Global Employee Stock Ownership Plan (the “Plan”); and
WHEREAS, it is now considered desirable to amend the Plan;
NOW, THEREFORE, by virtue and in exercise of the power reserved to the Company by Section 5 of the Plan, and pursuant to the authority delegated to the undersigned officer of the Company by resolution of its Board of Directors, the Plan be and it is hereby amended, effective for the Offering Period beginning January 1, 2013, by substituting for Section 8.3 of the Plan the following:

“The purchase price of Option Shares shall be the lesser of: (a) eighty-five percent (85%) of the Fair Market Value of the Stock on the Offering Commencement Date; or (b) eighty-five percent (85%) of the Fair Market Value of the Stock on the Investment Date.
IN WITNESS WHEREOF, the Company has caused this amendment to be executed by its duly authorized officers, this ______ day of October 2012.

BOSTON SCIENTIFIC CORPORATION

By:
Its:

ATTEST

By:
Its: